AUSTIN                    BAKER & BOTTS
  DALLAS                       L.L.P.
  MOSCOW                  ONE SHELL PLAZA
 NEW YORK                 910 LOUISIANA               TELEPHONE: (713) 229-1234
WASHINGTON, D.C.      HOUSTON, TEXAS 77002-4995       FACSIMILE: (713) 229-1522


020475.0121                                                     March 20, 1998

Pride International, Inc.
5847 San Felipe
Suite 3300
Houston, Texas 77057

Gentlemen:

               As set forth in the Registration Statement on Form S-3 (Registration No. 333-44925) filed with the Securities and Exchange Commission (the "Commission") on January 26, 1998 (the "Registration Statement") by Pride International, Inc., a Louisiana corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to (i) unsecured debt securities of the Company ("Debt Securities"), (ii) shares of common stock, no par value, of the Company, and (iii) shares of preferred stock, no par value, of the Company, to be issued and sold by the Company from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $500,000,000, certain legal matters in connection with the Debt Securities are being passed upon for you by us.

               In our capacity as your counsel in the connection referred to above, we have examined (i) the Amended and Restated Articles of Incorporation and By-Laws of the Company, each as amended to date; (ii) the Indenture dated as of May 1, 1997 (the "Senior Indenture") between the Company and The Chase Manhattan Bank, as trustee, pursuant to which senior Debt Securities may be issued, (iii) the Indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures") in the form of Exhibit 4.7 to the Registration Statement to be executed by the Company and the Subordinated Trustee (as defined in the Registration Statement), pursuant to which subordinated Debt Securities may be issued; and (iv) the originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereafter expressed.

               In this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby;
(iii) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; and (iv) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

               On the basis and subject to the foregoing, we are of the opinion that, when (i) the Subordinated Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Board of Directors has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               This opinion is limited in all respects to the general contract law of the State of New York and the federal securities laws, each as in effect on the date hereof.

               We hereby consent to the reference to our Firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                          Very truly yours,

                                                          Baker & Botts, L.L.P.

LPT/TRF